Consent of Independent Accountants



We hereby consent to the use in this Registration Statement on Form N-1A of our reports dated November 19, 1999, relating to the financial statements and financial highlights of Oppenheimer Quest Small Cap Value Fund, Oppenheimer Quest Opportunity Value Fund and Oppenheimer Quest Balanced Value Fund (the portfolios constituting Oppenheimer Quest For Value Funds), which appear in such Registration Statement. We also consent to the references to us under the headings "Independent Accountants" and "Financial Highlights" in such Registration Statement.


/s/ PRICEWATERHOUSE COOPERS LLP
-------------------------------------------------
PRICEWATERHOUSE COOPERS LLP

Denver, Colorado
                                 April 26, 2000










N1A\quest\consent_00Y